PROPERTY CO-TENANCY
                       OWNERSHIP AGREEMENT
            (Timber Lodge Steakhouse - St. Cloud, MN)


THIS CO-TENANCY AGREEMENT,

Made and entered into as of the 6TH day of October, 2000, by and between The Rynda Family Limited Partnership (hereinafter called "Rynda"), and AEI Real Estate Fund XVII Limited Partnership (hereinafter called "Fund XVII") Rynda, Fund XVII (and any other Owner in Fee where the context so indicates) being hereinafter sometimes collectively called "Co-Tenants" and referred to in the neuter gender).
WITNESSETH:

WHEREAS, Fund XVII presently owns an undivided 1.9949% interest in and to, and Rynda presently owns an undivided 15.2418%
interest in and to, and William Jay and Georgeann McNaughtan presently own an undivided 11.7244% interest in and to, and Marshall M. Kilduff and Pat S. Kilduff, Trustees of the Kilduff 1996 Revocable Trust presently own an undivided 9.5671% interest in and to, and Kathleen DeVoe Hans presently owns an undivided 11.9502% interest in and to, and Kenneth F. Cairns presently owns an undivided 5.2581% interest in and to, and VTA Building Company presently owns an undivided 11.9502% interest in and to, and the Catharine C. Whittenburg Testamentary Trust for J.A. Whittenburg IV or assigns presently owns an undivided 11.9502% interest in and to, and Charles R. Amos and Sharon L. Amos, Trustees of the Charles R. and Sharon L. Amos Family Trust Dated March 21, 1995, presently own an undivided 10.8030% interest in and to, and W. E. and Hazel Mason of the Mason Living Trust presently own an undivided 9.5601% interest in and to the land, situated in the City of St. Cloud, County of Stearns, and State of MN, (legally described upon Exhibit A attached hereto and hereby made a part hereof) and in and to the improvements located thereon (hereinafter called "Premises");

WHEREAS, The parties hereto wish to provide for the orderly operation and management of the Premises and Rynda's interest by Fund XVII; the continued leasing of space within the Premises; for the distribution of income from and the pro-rata sharing in expenses of the Premises.

NOW THEREFORE, in consideration of the purchase by Rynda of an undivided interest in and to the Premises, for at least One Dollar ($1.00) and other good and valuable consideration by the parties hereto to one another in hand paid, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto, as follows:

  1. The operation and management of the Premises shall be delegated to Fund XVII, or its designated agent, successors or assigns. Provided, however, if Fund XVII shall sell all of its interest in the Premises, the duties and obligations of Fund XVII respecting management of the Premises as set forth herein, including but not limited to paragraphs 2, 3, and 4 hereof, shall be exercised by the holder or holders of a majority undivided co-tenancy interest in the Premises. Except as hereinafter expressly provided to the contrary, each of the parties hereto agrees to be





Co-Tenant Initial: /s/ RRR /s/ CAR
Co-Tenancy Agreement for Timber Lodge-St. Cloud, MN




     bound by the decisions of Fund XVII with respect to all administrative, operational and management matters of the property comprising the Premises, including but not limited to the management of the net lease agreement for the Premises. Rynda hereto hereby designates Fund XVII as its sole and exclusive agent to deal with, and Fund XVII retains the sole right to deal with, any property agent or tenant and to negotiate and enter into, on terms and provisions satisfactory to Fund XVII, monitor, execute and enforce the terms of leases of space within the Premises, including but not limited to any amendments, consents to assignment, sublet, releases or modifications to leases or guarantees of lease or easements affecting the Premises, on behalf of Rynda. As long as Fund XVII owns an interest in the Premises, only Fund XVII may obligate Rynda with respect to any expense for the Premises.

As further set forth in paragraph 2 hereof, Fund XVII agrees to require any lessee of the Premises to name Rynda as an insured or additional insured in all insurance policies provided for, or contemplated by, any lease on the Premises. Fund XVII shall use its best efforts to obtain endorsements adding Co-Tenants to said policies from lessee within 30 days of commencement of this agreement. In any event, Fund XVII shall distribute any insurance proceeds it may receive, to the extent consistent with any lease on the Premises, to the Co-Tenants in proportion to their respective ownership of the Premises.

2. Income and expenses shall be allocated among the Co-Tenants in proportion to their respective share(s) of ownership. Shares of net income shall be pro-rated for any partial calendar years included within the term of this Agreement. Fund XVII may offset against, pay to itself and deduct from any payment due to under this Agreement, and may pay to itself the amount of Rynda's share of any reasonable expenses of the Premises which are not paid by Rynda to Fund XVII or its assigns, within ten (10) days after demand by Fund XVII. In the event there is insufficient operating income from which to deduct Rynda's unpaid share of operating expenses, Fund XVII may pursue any and all legal remedies for collection.

Operating Expenses shall include all normal operating expense, including but not limited to: maintenance, utilities, supplies, labor, management, advertising and promotional expenses, salaries and wages of rental and management personnel, leasing commissions to third parties, a monthly accrual to pay insurance premiums, real estate taxes, installments of special assessments and for structural repairs and replacements, management fees, legal fees and accounting fees, but excluding all operating expenses paid by tenant under terms of any lease agreement of the Premises.

Rynda has no requirement to, but has, nonetheless elected to retain, and agrees to annually reimburse, Fund XVII in the amount of $910 for the expenses, direct and indirect, incurred by Fund XVII in providing Rynda with quarterly accounting and distributions of Rynda's share of net income and for tracking, reporting and assessing the calculation of Rynda's share of operating expenses incurred from the Premises. This invoice amount shall be pro-rated for partial years and Rynda authorizes Fund XVII to deduct such amount from Rynda's share of revenue from the Premises. Rynda may terminate this agreement in this paragraph respecting accounting and distributions at any time and attempt to collect its share of rental income directly from the tenant; however, enforcement of all other provisions of the lease remains the sole right of Fund XVII pursuant to Section 1 hereof. Fund XVII may terminate its obligation under this paragraph upon



Co-Tenant Initial: /s/ RRR /s/ CAR
Co-Tenancy Agreement for Timber Lodge-St. Cloud, MN



30 days notice to Rynda prior to the end of each anniversary hereof, unless agreed in writing to the contrary.

3. Full, accurate and complete books of account shall be kept in accordance with generally accepted accounting principles at Fund XVII's principal office, and each Co-Tenant shall have access to such books and may inspect and copy any part thereof during normal business hours. Within ninety (90) days after the end of each calendar year during the term hereof, Fund XVII shall prepare an accurate income statement for the ownership of the
Premises for said calendar year and shall furnish copies of the same to all Co-Tenants. Quarterly, as its share, Rynda shall be entitled to receive 15.2418% of all items of income and expense generated by the Premises. Upon receipt of said accounting, if the payments received by each Co-Tenant pursuant to this Paragraph 3 do not equal, in the aggregate, the amounts which each  are  entitled  to  receive proportional  to  its  share  of
ownership  with  respect  to  said  calendar  year  pursuant   to
Paragraph 2 hereof, an appropriate adjustment shall be made so that each Co-Tenant receives the amount to which it is entitled.

4. If Net Income from the Premises is less than $0.00 (i.e., the Premises operates at a loss), or if capital improvements, repairs, and/or replacements, for which adequate reserves do not exist, need to be made to the Premises, the Co-Tenants, upon receipt of a written request therefor from Fund XVII, shall, within fifteen (15) business days after receipt of notice, make payment to Fund XVII sufficient to pay said net operating losses and to provide necessary operating capital for the premises and to pay for said capital improvements, repairs and/or replacements, all in proportion to their undivided interests in and to the Premises.

5. Co-Tenants may, at any time, sell, finance, or otherwise create a lien upon their interest in the Premises but only upon their interest and not upon any part of the interest held, or owned, by any other Co-Tenant. All Co-Tenants reserve the right to escrow proceeds from a sale of their interests in the Premises to obtain tax deferral by the purchase of replacement property.

6. If any Co-Tenant shall be in default with respect to any of its obligations hereunder, and if said default is not corrected within thirty (30) days after receipt by said defaulting Co-Tenant of written notice of said default, or within a reasonable period if said default does not consist solely of a failure to pay money, the remaining Co-Tenant(s) may resort to any available remedy to cure said default at law, in equity, or by statute.

7. This Co-Tenancy agreement shall continue in full force and effect and shall bind and inure to the benefit of the Co-Tenant and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns until November 30, 2032 or upon the sale of the entire Premises in accordance with the terms hereof and proper disbursement of the proceeds thereof, whichever shall first occur. Unless specifically identified as a personal contract right or obligation herein, this agreement shall run with any interest in the Property and with the title thereto. Once any person, party or entity has ceased to have an interest in fee in any portion of the Entire Property, it shall not be bound by, subject to or benefit from the terms hereof; but its heirs, executors, administrators, personal representatives, successors or assigns, as the case may be, shall be substituted for it hereunder.



Co-Tenant Initial: /s/ RRR /s/ CAR
Co-Tenancy Agreement for Timber Lodge-St. Cloud, MN



8. Any notice or election required or permitted to be given or served by any party hereto to, or upon any other, shall be given to all known Co-Tenants and deemed given or served in accordance with the provisions of this Agreement, if said notice or elections addressed as follows;

If to Fund XVII:

AEI Real Estate Fund XVII Limited Partnership
1300 Minnesota World Trade Center
30 E. Seventh Street
St. Paul, Minnesota  55101

If to Rynda:

The Rynda Family Limited Partnership
8907 Vincent Place
Bloomington, MN  55431

If to McNaughtan:

William Jay and Georgeann McNaughtan
1695 E. Center Street
Heber City, UT  84032

If to Kilduff:

Marshall M. Kilduff, Trustee
Pat S. Kilduff, Trustee
321 Lake Street
San Francisco, CA  94118-1320

If to Hans:

Kathleen DeVoe Hans
310 Desert Meadow Court
Reno, NV   89502

If to Cairns:

Kenneth F. Cairns
24600 SE Ladd Hill Road
Sherwood, OR  97140


Co-Tenant Initial: /s/ RRR /s/ CAR
Co-Tenancy Agreement for Timber Lodge-St. Cloud, MN


If to VTA :

VTA Building Company
12825 Falcon Drive
Apple Valley, MN  55124

If to Whittenburg:

The Catharine C. Whittenburg Testamentary Trust for
J. A.  Whittenburg IV or Assigns
Post Office Box 26
Amarillo, TX  79105

If to Amos:

Charles R. Amos and Sharon L. Amos, Trustees
30033 Knoll View Drive
Rancho Palos Verdes, CA  90275

If to Mason:

Mason Living Trust
136 Baltusrol Road
Franklin, TN  37069

Each mailed notice or election shall be deemed to have been given to, or served upon, the party to which addressed on the date the same is deposited in the United States certified mail, return receipt requested, postage prepaid, or given to a nationally recognized courier service guaranteeing overnight delivery as properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder, in the manner above specified, at least ten (10) days prior to the effective date of said change.

9. This Agreement shall not create any partnership or joint venture among or between the Co-Tenants or any of them, and the only relationship among and between the Co-Tenants hereunder shall be that of owners of the premises as tenants in common subject to the terms hereof.

10. The unenforceability or invalidity of any provision or provisions of this Agreement as to any person or circumstances shall not render that provision, nor any other provision hereof, unenforceable or invalid as to any other person or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

11. In the event any litigation arises between the parties hereto relating to this Agreement, or any of the provisions hereof, the party prevailing in such action shall be entitled to receive from the losing party, in addition to all other relief, remedies and damages to which it is otherwise



Co-Tenant Initial: /s/ RRR /s/ CAR
Co-Tenancy Agreement for Timber Lodge-St. Cloud, MN




entitled, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with said litigation.

IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed and delivered, as of the day and year first above written.

The Rynda Family Limited Partnership


          By:/s/ Robert R Rynda
                 Robert R. Rynda, general partner


          By: /s/ Carol A Rynda
                  Carol A. Rynda, general partner



                            WITNESS:
                      (As to both signers)



                          (Print Name)


STATE OF MINNESOTA)
                              ) ss
COUNTY OF HENNEPIN )

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 2 day of October, 2000, Robert R. Rynda and Carol A. Rynda, who executed the foregoing instrument in said capacity.

                 /s/ Dennis J Dietzler
                       Notary Public



                  [notary seal]



Co-Tenant Initial: /s/ RRR /s/ CAR
Co-Tenancy Agreement for Timber Lodge-St. Cloud, MN



Fund XVII  AEI Real Estate Fund XVII Limited Partnership

           By:  AEI Fund Management XVII, Inc., its corporate general partner

           By:/s/ Robert P Johnson
                  Robert P. Johnson, President


          WITNESS:

          /s/ Dawn Campbell

              Dawn Campbell
               (Print Name)


State of Minnesota )
                                   ) ss.
County of Ramsey  )

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 6 day of October, 2000, Robert P. Johnson, President of AEI Fund Management XVII, Inc., corporate general partner of AEI Real Estate Fund XVII Limited Partnership who executed the foregoing instrument in said capacity and on behalf of the corporation in its capacity as corporate general partner, on behalf of said limited partnership.

                              /s/ Heather Garcia
                                   Notary Public


          [notary seal]






Co-Tenant Initial: /s/ RRR /s/ CAR
Co-Tenancy Agreement for Timber Lodge-St. Cloud, MN





                        EXHIBIT A



That part of Lot Two (2), Block One (1) Fischer Addition, a duly recorded plat in the office of the County Recorder/Registrar of titles in Stearns County, Minnesota, lying North of a line drawn parallel with and 327.20 feet Southerly of, as measured at right angles to, the most Northerly line of said Lot Two (2); together with the rights of ingress, egress, utilities easements and such other rights which constitute an interest in real property as created in that certain Easement and maintenance Agreement dated Dec. 10, 1996, filed of record Dec. 13, 1996 as Document No. 835857, and in torrens as Document No. 24060.